UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

EUROPEAN BIOTECH ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14a-6(i)(1) and 0-11.

The following material amends and supplements the Proxy Statement of European Biotech Acquisition Corp. (the “Company”) filed with the Securities and Exchange Commission on February 3, 2023 relating to the Company’s upcoming Extraordinary General Meeting of Shareholders to be held on Tuesday, February 28, 2023 (the “EGM”).

The Proxy Statement inadvertently refers to a 12-digit control number to be provided by Continental Stock Transfer & Trust Company for purposes of attending the EGM virtually. All such references should have instead referred to a 16-digit control number to be provided by Broadridge Financial Solutions, Inc. Thus, to attend the EGM virtually, all shareholders should visit www.virtualshareholdermeeting.com/EBAC2023SM and use a 16-digit control number assigned by Broadridge and included on such shareholder’s proxy card or notice of the EGM.

This supplement should be read in conjunction with the Proxy Statement in its entirety.